Exhibit 2.1

Amendment NO. 2 to ASSET Purchase Agreement

This Amendment No. 2 to Asset Purchase Agreement (this “Amendment”) is made and entered into as of February 13, 2019, by and among (i) Premier Exhibitions, Inc., a Florida corporation (“Premier”), (ii) Arts and Exhibitions International, LLC, a Florida limited liability company (“A&E”), (iii) Premier Exhibition Management LLC, a Florida limited liability company (“PEM”), (iv) Premier Exhibitions NYC, Inc., a Nevada corporation (“Premier NYC”), (v) Premier Merchandising, LLC, a Delaware limited liability company (“Premier Merch”), (vi) Premier Exhibitions International, LLC, a Delaware limited liability company (“PEI”), (vii) Dinosaurs Unearthed Corp., a Delaware corporation (“DU Corp.”) (collectively with Premier, A&E, PEM, Premier NYC, Premier Merch and PEI, the “Debtor Sellers”); (viii) DinoKing Tech Inc. d/b/a Dinosaurs Unearthed, a company formed under the laws of British Columbia (“DinoKing”), (ix) RMS Titanic, Inc., a Florida corporation (“RMST”), solely for purposes of Article III, Article V, Article VII and Article VIII, and Premier Acquisition Holdings LLC, a Delaware limited liability company (the “Purchaser”). The Debtor Sellers and DinoKing are collectively referred to herein as the “Sellers”. Each of the parties referred to above may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties executed that certain Asset Purchase Agreement, dated as of June 14, 2018, as amended as of September 13, 2018 (as amended, restated or otherwise modified, the “Asset Purchase Agreement”) pursuant to which Sellers desire to sell, and Purchaser desires to purchase, the business operated by the Sellers, consisting of the business development and touring of permanent and traveling exhibitions of historic and educational artifacts;

WHEREAS, the Parties now wish to further amend the Asset Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.              Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to such terms in the Asset Purchase Agreement.

2.              Amendment. The definition of “Excluded Assets” set forth in Section 1.1(b) of the Asset Purchase Agreement is hereby amended as follows:

(a)         Section 1.1(b)(xiv) of the Seller Disclosure Letter is hereby amended by adding the following item thereto:

“Any licenses registered in the name of any Seller with the Federal Communications Commission, including Business Radio Station WQTA611 licensed to Premier Exhibitions, Inc.”

3.              Other. Except as set forth in this Amendment, all terms, provisions, agreements and conditions set forth in the Asset Purchase Agreement shall remain in full force and effect and enforceable by the Parties in accordance with their terms. Any reference to the “Agreement” as defined in the Asset Purchase Agreement shall mean the Agreement as amended hereby. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission (including by Portable Document Format), shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

SELLERS:

PREMIER EXHIBITIONS, INC. By: _/s/ Daoping Bao________________ Name: Daoping Bao Title: President	PREMIER EXHIBITION MANAGEMENT, LLC, by Premier Exhibitions, Inc., its Managing Member By: _/s/ Daoping Bao________________ Name: Daoping Bao Title: President

ARTS AND EXHIBITIONS INTERNATIONAL, LLC

By: Premier Exhibition Management,
LLC, its Managing Member

By: Premier Exhibitions, Inc., its
Managing Member

By:_ _/s/ Daoping Bao________________

Name: Daoping Bao

Title: President

PREMIER EXHIBITIONS INTERNATIONAL, LLC, by Premier Exhibitions, Inc., its Managing Member By: _/s/ Daoping Bao________________ Name: Daoping Bao Title: President
PREMIER EXHIBITIONS NYC, INC. By:_ _/s/ Daoping Bao________________ Name: Daoping Bao Title: President	PREMIER MERCHANDISING, LLC, by Premier Exhibitions, Inc., its Managing Member By: _/s/ Daoping Bao________________ Name: Daoping Bao Title: President
DINOKING TECH, INC. By: _/s/ Daoping Bao________________ Name: Daoping Bao Title: President	DINOSAURS UNEARTHED CORP. By: _/s/ Daoping Bao_______________ Name: Daoping Bao Title: President
RMST: RMS TITANIC, INC., solely for purposes of Article III, Article V, Article VII and Article VIII By:_/s/ Daoping Bao________________ Name: Daoping Bing Title: President

[Signature Page to Amendment No. 2 to Asset Purchase Agreement]

PURCHASER: PREMIER ACQUISITION HOLDINGS LLC By:_ _/s/ Gilbert Li________________ Name: Gilbert Li Title: Authorized Person

[Signature Page to Amendment No. 2 to Asset Purchase Agreement]